Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES Second QUARTER 2024 RESULTS

VERO BEACH, Fla., (August 1, 2024) – Bimini Capital Management, Inc. (OTCQB: BMNM), (“Bimini Capital,” “Bimini,” or the “Company”), today announced results of operations for the three-month period ended June 30, 2024.

Second Quarter 2024 Highlights

●	Net loss of $0.3 million, or $0.03 per common share
●	Book value per share of $0.81
●	Company to discuss results on Friday, August 2, 2024, at 10:00 AM ET

Management Commentary

Commenting on the second quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The long-awaited pivot on the part of the Federal Reserve may finally be at hand.  Persistently strong growth of the U.S. economy and above trend inflation appear to have moderated sufficiently that the Fed now sees the risks to the economy as balanced – implying there is equal risk of more growth or a slow-down.  Because the Fed sees its current monetary policy as restrictive, the Fed may begin to reverse some of the tightening that occurred in 2022 and 2023 and ease monetary policy.  Economic data released for April, May and June show moderating inflation that appears headed towards the Fed’s 2% target as well as a labor market more in balance with supply and demand roughly equal.  Should such conditions persist, the Fed should begin lowering the Fed funds rate this year, perhaps starting in September.

“The developments described above led risk assets to perform very well during the second quarter of 2024, with the S&P 500 returning nearly 5%.  Less risky assets also generated positive returns for the quarter, although the returns were much more modest.  Agency RMBS returns for the quarter were 0.2% (absolute total return) but returns versus comparable duration swaps (a proxy for hedge returns) were slightly negative, owing largely to very poor relative performance over the last week of the second quarter.  When the first quarter of 2024 ended the spread of the current coupon, 30-year fixed rate Agency MBS was trading at a spread to the 5-year U.S. treasury of approximately 138 basis points, near the low end of the prevailing range since mid-2022, shortly after the Fed began their policy firming. The same spread was just under 150 basis points at the end of the second quarter.

“Orchid Island Capital reported a net loss for the second quarter 2024 of $5.0 million and its shareholders equity increased from $481.6 million to $555.9 million. As a result, Bimini's advisory service revenues of approximately $3.2 million represented an 8% increase over the first quarter. With the prospect of the Fed lowering interest rates on the horizon, the mortgage REIT sector may perform well and benefit from favorable capital raising opportunities. However, the market has expected the Fed to begin an interest rate cutting cycle several times over the recent past and the Fed has yet to do so.

“Continuing with our advisory services segment highlights, Orchid is obligated to reimburse us for direct expenses paid on its behalf and to pay to us Orchid’s pro rata share of overhead as defined in the management agreement. Such amounts are included in the $3.2 million of quarterly advisory services revenue. As a stockholder of Orchid, we will also continue to share in distributions, if any, paid by Orchid to its stockholders. Our operating results are also impacted by changes in the market value of our holdings of Orchid common shares, although these market value changes do not impact our cash flows from Orchid.

“The investment portfolio generated net interest income of $0.3 million inclusive of dividends on our shares of Orchid Island. Mark to market gains and losses on our MBS portfolio, hedge positions and shares of Orchid netted to a net loss of $0.3 million, and we recorded a net loss before taxes for the quarter of $0.2 million versus net income before taxes of $0.6 million for the first quarter of 2024.”

Details of Second Quarter 2024 Results of Operations

The Company reported a net loss of $0.3 million for the three-month period ended June 30, 2024. Advisory service revenue for the quarter was $3.2 million. We recorded interest and dividend income of $1.5 million and interest expense on repurchase agreements of $1.2 million and on long-term debt of $0.6 million. We recorded an unrealized $0.3 million mark to market loss on our shares of Orchid common stock, and net realized losses and unrealized losses of $0.2 million on our MBS portfolio. These losses were partially offset by mark to market gains of $0.2 million on our derivative hedge positions. The results for the quarter also included operating expenses of $2.8 million and an income tax provision of $0.1 million.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini. As Manager, Bimini is responsible for administering Orchid’s business activities and day-to-day operations. Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel. Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period. For the three months ended June 30, 2024, Bimini’s statement of operations included a fair value adjustment of $(0.3) million and dividends of $0.2 million from its investment in Orchid’s common stock. Also, during the three months ended June 30, 2024, Bimini recorded $3.2 million in advisory services revenue for managing Orchid’s portfolio consisting of $2.3 million of management fees, $0.7 million in overhead reimbursement and $0.2 million in repurchase, clearing and administrative fees.

Book Value Per Share

The Company's Book Value Per Share on June 30, 2024 was $0.81. The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At June 30, 2024, the Company's stockholders’ equity was $8.1 million, with 10,005,457 Class A Common shares outstanding.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities. The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
			Inverse
	Pass	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
Market Value - March 31, 2024	$86,232,385	$2,427,367	$3,572	$2,430,939	$88,663,324
Securities purchased	48,547,475	-	-	-	48,547,475
Securities sold	(46,252,051)	-	-	-	(46,252,051)
(Losses) gains on sales	(561,604)	-	-	-	(561,604)
Return of investment	n/a	(82,020)	(160)	(82,180)	(82,180)
Pay-downs	(4,305,120)	n/a	n/a	n/a	(4,305,120)
Discount accreted due to pay-downs	(25,153)	n/a	n/a	n/a	(25,153)
Mark to market gains	324,809	105,130	89	105,219	430,028
Market Value - June 30, 2024	$83,960,741	$2,450,477	$3,501	$2,453,978	$86,414,719

The tables below present the allocation of capital between the respective portfolios at June 30, 2024 and March 31, 2024, and the return on invested capital for each sub-portfolio for the three-month period ended June 30, 2024. Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

Capital Allocation
		Structured Security Portfolio
			Inverse
	Pass	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
June 30, 2024
Market value	$83,960,741	$2,450,477	$3,501	$2,453,978	$86,414,719
Cash equivalents and restricted cash	6,223,538	-	-	-	6,223,538
Repurchase agreement obligations	(82,875,999)	-	-	-	(82,875,999)
Total(1)	$7,308,280	$2,450,477	$3,501	$2,453,978	$9,762,258
% of Total	74.9%	25.1%	0.0%	25.1%	100.0%
March 31, 2024
Market value	$86,232,385	$2,427,367	$3,572	$2,430,939	$88,663,324
Cash equivalents and restricted cash	4,670,617	-	-	-	4,670,617
Repurchase agreement obligations	(84,598,999)	-	-	-	(84,598,999)
Total(1)	$6,304,003	$2,427,367	$3,572	$2,430,939	$8,734,942
% of Total	72.2%	27.8%	0.0%	27.8%	100.0%

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 0.6% and 6.2%, respectively, for the three months ended June 30, 2024. The combined portfolio generated a return on invested capital of approximately 2.1%.

Returns for the Quarter Ended June 30, 2024
		Structured Security Portfolio
			Inverse
	Pass	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
Interest income (expense) (net of repo cost)	$84,536	$45,491	$(7)	$45,484	$130,020
Realized and unrealized losses (gains)	(261,948)	105,130	89	105,219	(156,729)
Hedge gains	212,457	n/a	n/a	n/a	212,457
Total Return	$35,045	$150,621	$82	$150,703	$185,748
Beginning capital allocation	$6,304,003	$2,427,367	$3,572	$2,430,939	$8,734,942
Return on invested capital for the quarter(1)	0.6%	6.2%	2.3%	6.2%	2.1%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the second quarter of 2024, the Company received approximately $4.4 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 10.0% for the second quarter of 2024. Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
June 30, 2024	10.9	5.5	10.0
March 31, 2024	18.0	9.2	16.5
December 31, 2023	8.9	4.6	8.0
September 30, 2023	4.3	6.6	4.8
June 30, 2023	8.0	13.0	9.6
March 31, 2023	2.4	10.3	5.0

Portfolio

The following tables summarize the MBS portfolio as of June 30, 2024 and December 31, 2023:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
June 30, 2024
Fixed Rate MBS	$83,961	97.2%	5.46%	340	1-Apr-54
Structured MBS	2,454	2.8%	2.84%	286	15-May-51
Total MBS Portfolio	$86,415	100.0%	5.00%	339	1-Apr-54
December 31, 2023
Fixed Rate MBS	$90,181	97.3%	6.00%	343	1-Nov-53
Structured MBS	2,550	2.7%	2.84%	290	15-May-51
Total MBS Portfolio	$92,731	100.0%	5.44%	341	1-Nov-53

($ in thousands)
	June 30, 2024		December 31, 2023
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$11,405	13.2%	$38,204	41.2%
Freddie Mac	75,010	86.8%	54,527	58.8%
Total Portfolio	$86,415	100.0%	$92,731	100.0%

	June 30, 2024	December 31, 2023
Weighted Average Pass Through Purchase Price	$103.23	$104.43
Weighted Average Structured Purchase Price	$4.48	$4.48
Weighted Average Pass Through Current Price	$99.09	$101.55
Weighted Average Structured Current Price	$13.78	$13.46
Effective Duration (1)	3.486	2.508

(1)

Effective duration is the approximate percentage change in price for a 100 basis point change in rates. An effective duration of 3.486 indicates that an interest rate increase of 1.0% would be expected to cause a 3.486% decrease in the value of the MBS in the Company’s investment portfolio at June 30, 2024. An effective duration of 2.508 indicates that an interest rate increase of 1.0% would be expected to cause a 2.508% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2023. These figures include the structured securities in the portfolio but not the effect of the Company’s hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of June 30, 2024, the Company had outstanding repurchase obligations of approximately $82.9 million with a net weighted average borrowing rate of 5.47%. These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $86.6 million. At June 30, 2024, the Company’s liquidity was approximately $5.2 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding but retain cash in lieu of acquiring additional assets. In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a list of outstanding borrowings under repurchase obligations at June 30, 2024.

($ in thousands)
Repurchase Agreement Obligations
			Weighted	Weighted
	Total		Average	Average
	Outstanding	% of	Borrowing	Maturity
Counterparty	Balances	Total	Rate	(in Days)
DV Securities, LLC Repo	$19,933	24.1%	5.45%	89
Mirae Asset Securities (USA) Inc.	19,916	24.0%	5.47%	80
South Street Securities, LLC	17,085	20.6%	5.47%	86
Mitsubishi UFJ Securities, Inc.	12,398	15.0%	5.51%	25
Marex Capital Markets Inc.	9,552	11.5%	5.45%	50
Clear Street LLC	3,992	4.8%	5.45%	15
	$82,876	100.0%	5.47%	69

(1)

Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Summarized Consolidated Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of June 30, 2024, and December 31, 2023, and the unaudited consolidated statements of operations for the six and three months ended June 30, 2024 and 2023. Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited - Amounts Subject to Change)

	June 30, 2024	December 31, 2023
ASSETS
Mortgage-backed securities	$86,414,719	$92,730,852
Cash equivalents and restricted cash	6,223,538	4,470,286
Orchid Island Capital, Inc. common stock, at fair value	4,746,052	4,797,269
Accrued interest receivable	427,607	488,660
Deferred tax assets, net	18,542,508	19,047,680
Other assets	4,084,849	4,063,267
Total Assets	$120,439,273	$125,598,014

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$82,875,999	$86,906,999
Long-term debt	27,382,035	27,394,417
Other liabilities	2,114,235	3,168,857
Total Liabilities	112,372,269	117,470,273
Stockholders' equity	8,067,004	8,127,741
Total Liabilities and Stockholders' Equity	$120,439,273	$125,598,014
Class A Common Shares outstanding	10,005,457	10,005,457
Book value per share	$0.81	$0.81

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - Amounts Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2024	2023	2024	2023
Advisory services	$6,096,316	$6,898,860	$3,167,055	$3,516,450
Interest and dividend income	3,091,156	1,670,104	1,492,191	839,562
Interest expense	(3,577,794)	(2,183,490)	(1,762,116)	(1,129,285)
Net revenues	5,609,678	6,385,474	2,897,130	3,226,727
Other income (expense)	646,728	(106,205)	(280,003)	(621,397)
Expenses	5,811,971	4,551,869	2,782,576	2,223,012
Net income (loss) before income tax provision	444,435	1,727,400	(165,449)	382,318
Income tax provision	505,172	436,420	108,396	96,811
Net (loss) income	$(60,737)	$1,290,980	$(273,845)	$285,507

Basic and Diluted Net (Loss) Income Per Share of:
CLASS A COMMON STOCK	$(0.01)	$0.13	$(0.03)	$0.03
CLASS B COMMON STOCK	$(0.01)	$0.13	$(0.03)	$0.03

	Three Months Ended June 30,
Key Balance Sheet Metrics	2024	2023
Average MBS(1)	$87,539,021	$54,705,200
Average repurchase agreements(1)	83,737,499	51,893,294
Average stockholders' equity(1)	8,203,927	13,272,305

Key Performance Metrics
Average yield on MBS(2)	5.88%	4.14%
Average cost of funds(2)	5.53%	4.35%
Average economic cost of funds(3)	5.32%	4.49%
Average interest rate spread(4)	0.35%	(0.21)%
Average economic interest rate spread(5)	0.56%	(0.35)%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)

Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows. In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of, and providing certain repurchase agreement trading, clearing and administrative services to, Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, August 2, 2024, at 10:00 AM ET. The conference call may be accessed by dialing toll free (888) 330-2214. The conference ID is 5305210.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at https://ir.biminicapital.com or at https://events.q4inc.com/attendee/418634405.

CONTACT:

Bimini Capital Management, Inc.

Robert E. Cauley, 772-231-1400

Chairman and Chief Executive Officer

https://ir.biminicapital.com